AMENDMENT TWO TO
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                        RETIREMENT PLAN FOR EMPLOYEES OF
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                CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES
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                 As Amended and Restated Effective April 1, 1989
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         WHEREAS,  effective  as of  April  1,  1989,  the  Retirement  Plan for
Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;
         WHEREAS, by the terms of Section 6.4 of the amended and restated Plan, said Plan may be amended by Capital Southwest Corporation (the "Sponsoring Employer"); and
         WHEREAS, the Sponsoring Employer has determined that the Plan should be amended to change the benefit formula, to preserve benefits accrued as of March 31, 1998, to limit the amount of bonus to be included in compensation for purposes of computing final average monthly compensation, to change the active death benefit formula for participants with ten or more years of vesting service, and to provide that the mortality and interest assumptions used to compute actuarially equivalent lump-sum settlements of benefits which have an Annuity Starting Date on or after April 1, 1998, shall be based upon the "applicable mortality table" and the "applicable interest rate" determined under
Section 417(e)(3) of the Internal Revenue Code, as amended by the Retirement Protection Act of 1994 (as amended); and
         WHEREAS, the Board of Directors of the Sponsoring Employer has approved and adopted this Amendment Two to the Plan;
         NOW, THEREFORE,   the Plan  is hereby amended, effective as of April 1,
1998, as follows:
         1. Section 1.1(A)(1)(a) of the Plan is amended to read in its entirety as follows:

         "(a) 1.25% of his Final Average Monthly Compensation at such given date multiplied by his number of years of Credited Service at such given date that are not in excess of 35 years;"

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                                      -2-


         2. Section 1.1(A)(1) of the Plan is amended to add the following paragraph at the end thereof:

         "Notwithstanding the foregoing provisions of this Section 1.1(A)(1), the Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date of a Participant at any given date shall not be less than the Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date which the Participant has accrued as of March 31, 1998, based upon the Participant's Credited Service, Final Average Monthly Compensation, and Monthly Covered Compensation (or, if applicable, the corresponding terms used to compute his accrued benefit under the Superseded Plan) determined as of the earlier of March 31, 1998, or the date of the Participant's termination of service, under the provisions of the Plan and the First Supplement then in effect."

         3. Section 1.1(A)(15) of the Plan is amended to add the following paragraph at the end thereof:

         "Notwithstanding any provision of this Section 1.1(A)(15) to the contrary, for purposes of determining a Participant's average monthly rate of Compensation on or after April 1, 1998, the Participant's Compensation shall not include the portion of any bonus or bonuses which in the aggregate exceeds 40% of the Participant's base pay in any Plan Year."

         4. Section 1.1(B)(2) of the Plan is amended to read in its entirety as follows:

                  "(2) Any of the provisions of Subsection (1) above to the contrary notwithstanding, if payment to any Participant (or his
         Beneficiary) is either (i) an actuarially equivalent lump-sum distribution or (ii) any other actuarially equivalent form of distribution that provides payments in the form of a decreasing annuity or that provides payments for a period less than the life of the Participant (or, in the case of a preretirement death benefit payable to the Beneficiary of a Participant prior to the commencement of retirement income payments to the Participant, for a period less than the life of such Beneficiary), the amount of payment under either of these forms of distribution shall be equal to the actuarial equivalent of the Participant's 'accrued benefit' (within the meaning of Section 411(a)(7) of the Internal Revenue Code and regulations issued with respect thereto) commencing at his Normal Retirement Age or the date of termination of his service, whichever is later. Such minimum actuarially equivalent distribution determined under this Subsection
         (2) shall be determined using:

                    (a) if the Annuity Starting Date is prior to April 1, 1998, the mortality assumptions specified in Subsection
                         (1)(a) above and the interest rate that was being used by the Pension Benefit Guaranty Corporation for


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                         purposes of determining the present value of a lump-sum
                         distribution on plan termination (as determined under Sections 411(a)(11) and 417 of the Internal Revenue Code and regulations issued pursuant thereto) as of the first day of the Plan Year during which the Annuity Starting Date occurs; or

                    (b) if the Annuity Starting Date is on or after April 1, 1998, the mortality table prescribed by the Secretary of the Treasury in accordance with Section 417(e)(3) of the Internal Revenue Code and regulations and rulings issued pursuant thereto (which as of April 1, 1998 is based upon a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table), and the interest rate assumption shall be the annual rate of interest on 30-year Treasury securities for the second full calendar month immediately preceding the first day of the Plan Year during which the Annuity Starting Date occurs."

         5. Section 2.1(B)(1) of the Plan is amended to read in its entirety as follows:

         "(1) 1.25% of his Final Average Monthly Compensation multiplied by his number of years of Credited Service that are not in excess of 35 years;"

         6.       Section 2.1(B) of   the  Plan is amended to add  the following
paragraph at the end thereof:

         "Notwithstanding the foregoing provisions of this Section 2.1(B), the monthly retirement income of a Participant who retires on or after April 1, 1998, and on or after his Normal Retirement Date shall not be less than the monthly retirement income which the Participant has accrued as of March 31, 1998, based upon the Participant's Credited Service, Final Average Monthly Compensation, and Monthly Covered Compensation (or, if applicable, the corresponding terms used to compute his accrued benefit under the Superseded Plan) determined as of March 31, 1998, under the provisions of the Plan and the First Supplement then in effect, adjusted on an actuarially equivalent basis, if applicable, to his Annuity Starting Date in accordance with the above provisions of this Section 2.1(B)."

         7. Section 2.4(B)(1)(b)(i)(bb) is amended to read in its entirety as follows:

                  "(bb) 36 times the Participant's Final Average Monthly Compensation at the date of his death if he had completed 10 or more years of Vesting Service as of the date of his death."




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                                      -4-


         8. Section 4.1(A)(2) of the Plan is amended to read in its entirety as follows:

          "(2) Actuarial Assumptions: The mortality assumptions that are used to compute the actuarially equivalent maximum amount of retirement income permitted under this Section 4.1(A) on and after April 1, 1998, shall be based upon the mortality table prescribed by the Secretary of Treasury pursuant to Section 415(b)(2)(E) of the Internal Revenue Code (which as of April 1, 1998, is based upon a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table). The interest rate assumptions that are used to compute the actuarially equivalent maximum amounts of retirement income permitted under the provisions of this Section 4.1(A) shall be the same as those that are used in computing actuarially equivalent benefits payable on behalf of a Participant upon his retirement or termination of service and upon the exercise of optional forms of retirement income under the Plan except that:

               (a) the interest rate assumption shall not be less than 5% for the purposes of converting the maximum retirement income to a form other than a straight life annuity (with no ancillary benefits); provided, however, for the purposes of converting the maximum retirement income to any form of benefit which is subject to Section 417(e)(3) of the Internal Revenue Code (which shall include lump-sum distributions and other forms of distribution that provide payments in the form of a decreasing annuity or that provide payments for a period less than the life of the recipient), such minimum interest rate assumption that applies on and after April 1, 1998, shall (in lieu of 5%) be the annual rate of interest on 30-year Treasury securities for the second full calendar month immediately preceding the first day of the Plan Year during which the Annuity Starting Date occurs;

               (b) the interest rate assumption shall not be greater than 5% for the purposes of adjusting the maximum retirement income payable to a Participant who is over the social security retirement age within the meaning of Section 415(b)(8) of the Internal Revenue Code (or age 65 in the case of a governmental plan or a plan maintained by a tax exempt organization) so that it is actuarially equivalent to such a retirement income commencing at the social security retirement age (or age 65 in the case of a governmental plan or a plan maintained by a tax exempt organization); and

               (c) the factor for adjusting the maximum permissible retirement income to a Participant who is less than age 62 years so that it is actuarially equivalent to such a retirement income commencing at age 62 years shall be equal to (i) the



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                                      -5-


                    factor for determining actuarial equivalence for early retirement under the Plan or (ii) an actuarially computed reduction factor determined using an interest rate assumption of 5% and the mortality assumptions specified in the first sentence of this Section 4.1(A)(2) (except that the mortality decrement shall be ignored if a death benefit at least equal to the single-sum value of the Participant's Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date would be payable under the Plan on behalf of the Participant if he remained in the service of the Employer and his service were to be terminated by reason of his death prior to his Normal Retirement Date), whichever factor will provide the greater reduction. The factor for determining actuarial equivalence for early retirement under the Plan for any given age below age 62 years shall be determined by dividing the early retirement adjustment factor that applies under the Plan at such given age by the early retirement adjustment factor that applies under the Plan at age 62 years."

         9. The period at the end of the last sentence of Section 4.1(H) of the Plan is deleted, and the following clause is added to such sentence:

               "; provided, however, that, notwithstanding any provisions hereof to the contrary, such preservation shall not be required if, under regulations or other official pronouncements of the Internal Revenue Service, such reduction or elimination or such change in assumptions (without the preservation described above in this subsection) may be made without violating the anticutback rules of Section 411(d)(6) of the Internal Revenue Code."

         IN WITNESS WHEREOF, CAPITAL SOUTHWEST CORPORATION has caused this instrument to be executed by its duly authorized officers on this 11th day of March, 1998.


ATTEST:                                          CAPITAL SOUTHWEST CORPORATION


/s/ Tim Smith                                    By  /s/ William R. Thomas
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  Secretary
                                                 Title:  President
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